                                                                  EXHIBIT (a)(5)
                               ATRION CORPORATION

                           OFFER TO PURCHASE FOR CASH

                    UP TO 500,000 SHARES OF ITS COMMON STOCK
                                       AT
                      A PURCHASE PRICE OF $34.50 PER SHARE


         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 21, 2001, UNLESS THE OFFER IS EXTENDED.


                                                               November 26, 2001

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated November 26, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Atrion Corporation, a Delaware corporation (the "Company"), to purchase up to 500,000 shares of its common stock, par value $.10 per share (such shares, together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, as amended, between the Company and American Stock Transfer & Trust Company as Rights Agent, are hereinafter referred to as the "Shares"), at a price of $34.50 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer.

         The Company will, upon the terms and subject to the conditions of the Offer, at a price of $34.50 per Share, net to the seller in cash (the "Purchase Price"), purchase 500,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn) pursuant to the Offer. The Company will pay the Purchase Price for all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, the procedure pursuant to which Shares will be accepted for payment and the proration provisions. Certificates representing Shares not purchased because of proration will be returned at the Company's expense. The Company reserves the right, in its sole discretion, to purchase more than 500,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

         THIS OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6 OF THE OFFER TO PURCHASE.

         We are the holder of record of Shares held for your account. As such, a tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

         Your attention is invited to the following:

         (1) You may tender Shares at a price of $34.50 per Share, as indicated in the attached Instruction Form, net to you in cash.

         (2) The Offer is for a maximum of 500,000 Shares, constituting approximately 24% of the total Shares outstanding as of November 23, 2001. The Offer is subject to certain conditions set forth in Section 6 of the Offer to Purchase.

         (3) The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, December 21, 2001, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         (4) As described in the Offer to Purchase, if at the expiration of the Offer, more than 500,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn, the Company will purchase Shares in the following order of priority:

             (a) all Shares validly tendered and not withdrawn prior to the Expiration Date by any stockholder who owned beneficially as of the close of business on November 23, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

             (b) after purchase of all the foregoing Shares, all other Shares validly tendered and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchase of fractional shares). See Section 1 of the Offer to Purchase for a discussion of proration.

         (5) Tendering stockholders who are registered holders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. However, a tendering stockholder who holds Shares through a broker, dealer or custodian may be required by such entity to pay a service charge or other fee.

         (6) If you owned beneficially as of the close of business on November 23, 2001, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT CERTAIN OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTEND TO TENDER UP TO 195,000 SHARES PURSUANT TO THE OFFER. THE COMPANY, HOWEVER, DOES NOT KNOW AT THIS TIME THE ACTUAL NUMBER OF SHARES THAT SUCH PERSONS WILL TENDER PURSUANT TO THE OFFER. SEE SECTION 10.

         If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE OF THE OFFER.

         The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                      UP TO 500,000 SHARES OF COMMON STOCK
                              OF ATRION CORPORATION
                     AT A PURCHASE PRICE OF $34.50 PER SHARE

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 26, 2001, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Atrion Corporation (the "Company") to purchase up to 500,000 shares of its common stock, par value $.10 per share (such shares, together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, as amended, between the Company and American Stock Transfer & Trust Company as Rights Agent, are hereinafter referred to as the "Shares"), at a price of $34.50 per Share, net to the undersigned in cash upon the terms and subject to the terms and conditions of the Offer.

         This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned upon the terms and subject to the conditions of the Offer.

[ ] By checking this box, all Shares held by us for your account will be tendered.

         If fewer than all Shares held by us for your account are to be tendered, please check the following box and indicate below the aggregate number of Shares to be tendered by us. [ ]*

                             ________________ SHARES

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


                                    ODD LOTS
                               (SEE INSTRUCTION 8)

         This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on November 23, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

         The undersigned either (check one box):

[ ] owned beneficially as of the close of business on November 23, 2001, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on November 23, 2001, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERTY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


                                                  SIGN HERE:


Date:___________________________, 2001            -------------------------------------------------

                                                  -------------------------------------------------
                                                                 Signature(s)
----------------------------------------
Area Code and Telephone Number                    Name
                                                      ---------------------------------------------

----------------------------------------          Address
Taxpayer Identification or                                -----------------------------------------
Social Security Number
                                                  -------------------------------------------------


                                                  -------------------------------------------------
                                                  Taxpayer Identification or Social Security Number